UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2026

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On January 20, 2026, the H&R Block, Inc. (the “Company”) Board of Directors (the “Board”) increased the number of directors that constitute the Board from eight to eleven and elected Geralyn R. Breig, Christian H. Charnaux, and Stephanie C. Plaines to the Board to fill the vacancies resulting from the increase in the size of the Board effective January 20, 2026. The Board has appointed Mr. Charnaux and Ms. Plaines to the Audit Committee of the Board and Ms. Breig to the Compensation Committee and Governance and Nominating Committee of the Board.
There is no arrangement or understanding between Ms. Breig, Mr. Charnaux, or Ms. Plaines and any other persons pursuant to which they were selected as directors. There are no transactions involving Ms. Breig, Mr. Charnaux, or Ms. Plaines requiring disclosure under Item 404(a) of Regulation S-K.
Ms. Breig, Mr. Charnaux, and Ms. Plaines will participate in the Company’s non-employee director compensation program and are eligible to receive an annual cash retainer of $85,000, which will be paid in quarterly installments and prorated based on their service during the current term, and an annual equity retainer of director restricted share units (“DRSUs”) having an annual value equal to $200,000, which will be prorated based on their service during the current term. The DRSUs will fully vest one year from the grant date, subject to continued service as a director as of such date. Mr. Charnaux and Ms. Plaines are also eligible to receive an annual cash retainer of $15,000 for serving on the Audit Committee, which will be paid in quarterly installments and prorated based on their service during the current term. Ms. Breig is eligible to receive an annual cash retainer of $10,000 for serving on the Compensation Committee and $7,500 for serving on the Governance and Nominating Committee, which will be paid in quarterly installments and prorated based on her service during the current term.
The Company and each of Ms. Breig, Mr. Charnaux, and Ms. Plaines will also enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2012 and is incorporated herein by reference.
A copy of the press release announcing the appointment of Ms. Breig, Mr. Charnaux, and Ms. Plaines to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number Description
99.1 Press Release
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	January 22, 2026	By:	/s/ Katharine M. Haynes
Katharine M. Haynes
Vice President and Corporate Secretary